Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Jefferies Credit Partners BDC Inc.

Tendered Pursuant to the Offer to Purchase

Dated January 24, 2025

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Jefferies Credit Partners BDC Inc. by

11:59 P.M., Eastern Time, on February 21, 2025,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to Computershare Trust Company, N.A., on behalf of Jefferies Credit Partners BDC Inc.:

By Mail:	By Express Mail or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

For additional information:

Phone: (212) 778-8752

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares of common stock (“Shares”) in Jefferies Credit Partners BDC Inc. (the “Company”) for purchase by the Company by submitting a Letter of Transmittal Regarding Shares in the Company (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s Shares.

That amount of the undersigned’s number of Shares:

☐	Shares ___________________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of Shares in the Company such that:

☐	NONE of the undersigned’s shares will be purchased by the Company.

☐	SOME of the undersigned’s shares will be purchased by the Company and the number of those shares still to be purchased by the Company is*:

☐	Shares __________________

*

NOTE: This option may be used only to decrease the number of the Shares to be purchased by the Company. If an increase in the number of the Shares to be purchased by the Company is indicated on this form, the Company shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Shares in the Company (as indicated above) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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Name of Stockholder(s): ___________________________________________________________________

SSN/TIN: __________________________________________

Telephone Number: _______________________________________

Account Number: ________________________________________

SIGNATURE(S):

Stockholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, Massachusetts 02021

For additional information please call (212) 778-8752

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

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